                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is entered into effective as of November 9, 1998 by and between INTELLICELL CORP., a Delaware corporation (the "EMPLOYER" or the "COMPANY"), and Ben Neman (the "EMPLOYEE").



                              W I T N E S S E T H:
                              ---------------------

     WHEREAS, the Employee is currently the Company's Chairman of the Board ("CHAIRMAN"), President and Chief Executive Officer under an agreement expiring in December 1999;

     WHEREAS, the Employer desires to continue to employ the Employee as its Chairman and President and to be assured of his services as such on the terms and conditions hereinafter set forth; and

     WHEREAS, the Employee is willing to accept such employment on such terms and conditions; and

     WHEREAS, the Employee and Employer desire to enter into an agreement that will supersede any previous employment agreements;

      WHEREAS, the Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders, and the Company recognizes that the existence of a possible change in control of the Company causes uncertainty among management which may result in the possible departure or distraction of members of management to the detriment of the Company and its shareholders.

    WHEREAS, the Employee desires assurance that he will be protected against the financial impact in the event of the unexpected termination of the Employee.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Employer and the Employee hereby agree as follows:

     1. Term. Employer hereby agrees to continue to employ Employee, and Employee hereby agrees to continue to serve Employer for a three-year period commencing on November 16, 1998 (the "EFFECTIVE DATE") (such period being herein referred to as the "INITIAL TERM," and any year commencing on the Effective Date or any anniversary of the Effective Date being hereinafter referred to as an "EMPLOYMENT YEAR"). After the Initial Term, this Agreement shall be renewable automatically for successive one year periods (each such period being referred to as a "RENEWAL TERM"), unless, more than thirty days prior to the expiration of the Initial Term or any Renewal Term, the Employee or the Company gives written notice that employment will not be renewed.

     2. Employee Duties.

     (a) During the term of this Agreement, the Employee shall serve as the Employer's Chairman and President. The Employee recognizes and acknowledges that the senior most executive officer of the Company is the Chief Executive Officer of the Company.

     (b) The Employee shall devote such attention and knowledge in furtherance of the business and activities of the Company as necessary to adequately perform his duties. The principal place of performance by the Employee of his duties hereunder shall be the Company's principal executive offices, in the greater metropolitan area of Los Angeles, California, although the Employee may be required to travel outside of such area, for reasonable periods for an officer in Employee's position, in connection with the business of the Company.

     (c) The Employee shall be entitled to manage and direct his own personal investments and business affairs, to participate in such charitable and public interest activities as he may deem appropriate, and to serve on other boards of directors (with the reasonable approval of the Board), all and to the extent that such activities do not significantly conflict with his obligations to the Company.

     3. Compensation.

     (a) During the term of this Agreement, the Employer shall pay the Employee a salary (the "SALARY") of no less than $72,000 per annum in respect of each Employment Year, payable in equal installments semi-monthly, or at such other times as may mutually be agreed upon between the Employer and the Employee. Such Salary may be increased from time to time at the discretion of the Board.

     (b) In addition to the foregoing, the Employee shall be entitled to bonuses and such other compensation in the form of cash, stock, stock options or other property or rights as may from time to time be awarded to him by the Board during or in respect of his employment hereunder.

     4. Benefits.

     (a) During the term of this Agreement, the Employee shall have the right to receive or participate in all benefits and plans, which the Company may from time to time institute during such period for its employees and for which the Employee is eligible. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Salary or any other obligation payable to the Employee pursuant to this Agreement.

     (b) During the term of this Agreement, the Employee will be entitled to no less then 4 weeks vacation per year and such number of paid holidays, personal days, and sick leave days in


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

     each calendar year as are determined by the Company from time to time. Such vacation may be taken in the Employee's discretion, and at such time or times as are not inconsistent with the reasonable business needs of the Company.

     5. Travel Expenses. All travel and other expenses incident to the rendering of services reasonably incurred on behalf of the Company by the Employee during the term of this Agreement shall be paid by the Employer. If any such expenses are paid in the first instance by the Employee, the Employer shall reimburse him therefor on presentation of appropriate receipts for any such expenses.

     6. Termination. This Agreement will not be terminated by the voluntary or involuntary dissolution of the Employer. Notwithstanding the provisions of
SECTION 1 hereof, the Employee's employment with the Employer may be earlier terminated as follows:

     (a) By action taken by the Board, the Employee may be discharged for cause (as hereinafter defined), effective as of such time as the Board shall determine. Upon discharge of the Employee pursuant to this SECTION 6(a), the Employer shall have no further obligation or duties to the Employee, except for payment of Salary through the effective date of termination, and as provided in SECTIONS 5, 7 and 8 and the Employee shall have no further obligations or duties to the Employer, except as provided in SECTION 8.

     (b) In the event of (i) the death of the Employee or (ii) action of the Board and the inability of the Employee, by reason of physical or mental disability, to continue substantially to perform his duties hereunder for a period of 180 consecutive days, during which 180 day period Salary and any other benefits hereunder shall not be suspended or diminished. Upon any termination of the Employee's employment under this Section 6(b), the Employer shall have no further obligations or duties to the Employee, except as provided in SECTIONS 5, 7, 8 and 9.

     (c) In the event that Employee's employment with the Employer is terminated by action taken by the Board without cause, including the removal of the Employee as Chairman of the Board or President or in the event of termination of the Employee as Chairman of the Board or President, then the Employer shall have no further obligation or duties to Employee, except for payment of the amounts described below and as provided in SECTIONS 5, 7, 8 and 9, and Employee shall have no further obligations or duties to the Employer, except as provided in SECTION 8. In the event of such termination, the Employer shall pay to the Employee a lump sum of $500,000 which shall be payable immediately upon such termination.

     (d) In the event that the Employee's employment with the Company is terminated upon a Constructive Involuntary Termination (as defined below), then the Employer shall have no further obligation or duties to Employee, except for payment of the amounts described below and as provided in SECTIONS 5, 7, 8 and 9, and Employee shall have no further obligations or duties to the Employer, except as provided in SECTION 8. In the event of such termination, the Employer shall pay to the Employee a lump sum equal to the amount due under SECTION 3(a) through the Initial Term, which shall be payable immediately upon such


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

     termination.

     (e) For purposes of this Agreement, the Company shall have "CAUSE" to terminate the Employee's employment under this Agreement if the Employee(i) by any willful action or inaction, or through gross neglect, materially breaches any of the provisions of this Agreement or of his employment, or (ii) engages in criminal misconduct (including embezzlement and criminal fraud) which is materially injurious to the Company, monetarily or otherwise.

     (f) For purposes of this Agreement, the term "CONSTRUCTIVE INVOLUNTARY TERMINATION" shall mean voluntary termination of employment by the Employee as a result of a significant reduction or significantly adverse change in the duties, responsibilities, reporting relationship, job description, compensation, perquisites, office or location of employment of the Employee without the written consent of the Employee.

     (g) Upon thirty (30) days prior written notice to the Company from the Employee for any reason.

     7. Registration Rights.

     (a) Demand Registration. If the stockholders of the Company fail to approve the transactions contemplated in that certain private placement memorandum dated November 11, 1998 at the next meeting of the stockholders of the Company, the Employee shall have the right, exercisable by written notice to the Employer, to have the Employer prepare, file and use its best efforts to have declared effective by the Securities and Exchange Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Employer and counsel for the Employee, if any, in order to comply with the provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), so as to permit a public offering and sale of the shares of common stock of the Employer held by the Employee.

     (b) Piggyback Registration. Each time the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to SECTION 7(a) hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 Transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

          (i)    promptly give to the Employee written notice thereof;  and

          (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the shares of common stock held by the Employee in such registration statement.


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

     (c) Limitations on Resales. Notwithstanding the foregoing, the Employee shall not sell any of his shares of common stock of the Employer pursuant to the foregoing registration statements unless and until Employee ceases to serve for any reason (other than for cause) as the Chairman of the Board or President of the Employer; PROVIDED, HOWEVER, the Employee shall continue to have the right at any time after the date of this Agreement to sell shares of common stock of the Employer under Rule 144 promulgated under the Securities Act in accordance with applicable law, subject to the terms of the lock-up agreement. A form of lock-up agreement is attached hereto as EXHIBIT 1, which the Employer and Employee expect to be executed by them.

     8. Confidentiality; Noncompetition.

     (a) The Employer and the Employee acknowledge that the services to be performed by the Employee under this Agreement are unique and extraordinary and, as a result of such employment, the Employee will be in possession of confidential information relating to the business practices of the Company. For purposes of this Agreement, the term "CONFIDENTIAL INFORMATION" shall mean any and all information (verbal and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by the Employee to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section 8(a), including, but not limited to, information relating to: trade secrets, personnel lists, financial information, research projects, services used, pricing, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. The Employee agrees that he will not, during or for a period of two years after the termination of employment, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Employee during his employment by Employer, without the prior written consent of Employer; provided, however, that the Employee understands that Employee will be prohibited from misappropriating any trade secret at any time during or after the termination of employment.

     (b) The Employee hereby agrees that he shall not, during the period of his employment and for a period of one (1) year following such employment, directly or indirectly, within any county (or adjacent county) in any State within the United States or territory outside the United States in which the Company is engaged in business during the period of the Employee's employment or on the date of termination of the Employee's employment, engage, have an interest in or render any services to any business (whether as owner (other than as an owner of less than 5% of a Company whose securities are listed on a National Stock Exchange or Nasdaq) manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) directly competitive with the Company's business activities.

     (c) The Employee hereby agrees that he shall not, during the period of his employment and for a period of one (1) year following such employment, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, the solicitations of the Company's customers, or persons listed on the personnel lists of the Company. At no time during the term of this Agreement, or thereafter shall the Employee, directly or indirectly, disparage the commercial, business or financial reputation of the Company.

     (d) For purposes of clarification, but not of limitation, the Employee hereby acknowledges and agrees that the provisions of SECTIONS 8(b) and
     (c) above shall serve as a prohibition against him, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer who has been previously contacted by either a representative of the Company, including the Employee, (but only those suppliers existing during the time of the Employee's employment by the Company, or at the termination of his employment), to discontinue or alter his, her or its relationship with the Company.

     (e) Upon the termination of the Employee's employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession of the Employee including all copies thereof, shall be promptly returned to the Company.

     (f) (i) The Employee agrees that all processes, technologies and inventions ("INVENTIONS"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during his employment by Employer shall belong to the Company, provided that such Inventions grew out of the Employee's work with the Company are related in any manner to the business (commercial or experimental) of the Company or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Employee shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of his inventorship;

     (f)(ii) If any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by the Employee within two years after the termination of his employment by the Company, it is to be presumed that the Invention was conceived or made during the period of the Employee's employment by the Company; and

     (f)(iii) The Employee agrees that he will not assert any rights to any Invention as having been made or acquired by him prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

     (g) The Company shall be the sole owner of all products and proceeds of the Employee's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Employee may acquire, obtain, develop or create in connection with and during the term of the Employee's employment hereunder, free and clear of any claims by the Employee (or anyone claiming under the Employee) of any kind or character whatsoever (other than the Employee's right to receive payments hereunder). The Employee shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties.

     (h) The parties hereto hereby acknowledge and agree that (i) the Company would be irreparably injured in the event of a breach by the Employee of any of his obligations under this SECTION 8, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach.

     (i) The parties hereto hereby acknowledge that, in addition to any other remedies the Company may have under SECTION 8(H) hereof, the Company shall have the right and remedy to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "BENEFITS") derived or received by the Employee as the result of any transactions constituting a breach of any of the provisions of SECTION 8, and the Employee hereby agrees to account for and pay over such Benefits to the Company.

     (j) Each of the rights and remedies enumerated in SECTION 8(h) and 8(i) shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

     (k) If any provision contained in this SECTION 8 is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

     (l) If any provision contained in this SECTION 8 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.

     (m) It is the intent of the parties hereto that the covenants contained in this SECTION 8 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Employee hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this SECTION 8 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without

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     invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

     9. Indemnification. The Employer shall indemnify and hold harmless the Employee against any and all expenses reasonably incurred by him in connection with or arising out of (a) the defense of any action, suit or proceeding in which he is a party, or (b) any claim asserted or threatened against him, in either case by reason of or relating to his being or having been an employee, officer or director of the Company, whether or not he continues to be such an employee, officer or director at the time of incurring such expenses, except insofar as such indemnification is prohibited by law. Such expenses shall include, without limitation, the fees and disbursements of attorneys, amounts of judgments and amounts of any settlements, provided that such expenses are agreed to in advance by the Employer. The foregoing indemnification obligation is independent of any similar obligation provided in the Employer's Certificate of Incorporation or Bylaws, and shall apply with respect to any matters attributable to periods prior to the Effective Date, and to matters attributable to his employment hereunder, without regard to when asserted.

     10. General. This Agreement is further governed by the following provisions:

     (a) Notices. All notices relating to this Agreement shall be in writing and shall be either personally delivered, sent by telecopy (receipt confirmed) or mailed by certified mail, return receipt requested, to be delivered at such address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party.

     Notice shall be effective when so personally delivered, one business day after being sent by telecopy or five days after being mailed.

     To the Employer:

         Intellicell Corp.
         9314 Eton Avenue
         Chatsworth, California 91311
         Attn.:  Chief Executive Officer

     To the Employee:

         Mr. Ben Neman
         2180 Stradella Road
         Los Angeles, California 90077

     With, in either case, a copy in the same manner to:

         Troy & Gould
         1801 Century Park East, 16th Floor
         Los Angeles, California 90067


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         Attention: Sanford J. Hillsberg, Esq.

     (b) Parties in Interest. Employee may not delegate his duties or assign his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

     (c) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification or termination of this Agreement will be effective only if it is in writing signed by the party to be charged.

     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     (e) Warranty. Employee hereby warrants and represents as follows:

          (i) That the execution of this Agreement and the discharge of Employee's obligations hereunder will not breach or conflict with any other contract, agreement, or understanding between Employee and any other party or parties.

          (ii) Employee has ideas, information and know-how relating to the type of business conducted by Employer, and Employee's disclosure of such ideas, information and know-how to Employer will not conflict with or violate the rights of any third party or parties.

     (f) Severability. In the event that any term or condition in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

     (g) Execution in Counterparts. This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall becomeeffective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.


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      IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                           INTELLICELL CORP.



                                       By: /s/ Steve Jarrett
                                           -------------------------------
                                           Name: Steve Jarrett
                                           Title: Executive Vice President



                                       By: /s/ David M. Kane
                                           -------------------------------
                                           Name:  David M. Kane
                                           Title: Vice President, Chief
                                                  Financial Officer


                             /s/ Ben Neman
                            ------------------------------------
                            Ben Neman


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